Exhibit 32

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Robert Varakian, Chief Executive Officer of Catalina Lighting, Inc., hereby certify to my knowledge, and I, Stephen G. Marble, Chief Financial Officer, Catalina Lighting, Inc., hereby certify to my knowledge, that:

(a) The Company’s annual report on Form 10-K for the year ended September 30, 2003 (the “Form 10-K”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ ROBERT VARAKIAN	/s/ STEPHEN G. MARBLE
Robert Varakian	Stephen G. Marble

Date: December 23, 2003	Date: December 23, 2003

A signed original of this written statement required by Section 906 the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Catalina Lighting, Inc. and will be retained by Catalina Lighting, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.